UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 30, 2021

U.S. WELL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38025	81-1847117
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1360 Post Oak Boulevard
Suite 1800 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(832) 562-3730

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol(s)	Name of each exchange on which registered
CLASS A COMMON STOCK $0.0001, par value per share	USWS	NASDAQ Capital Market
WARRANTS	USWSW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, U.S. Well Services, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 14, 2021, at which the stockholders of the Company approved a proposal to authorize the Board of Directors of the Company (the “Board”), to amend the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) in order to implement a reverse stock split of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), at a ratio of not less than one-for-two (1:2) and not greater than one-for-ten (1:10), with the exact ratio to be determined by the Board in its discretion (the “Reverse Split”).

Pursuant to the authority granted by the holders of the Company’s Common Stock, on September 10, 2021, the Board approved a final ratio for the Reverse Split of 1-for-3.5 (1:3.5). On September 30, 2021, the Company filed a Certificate of Amendment to the Charter (the “Amendment”) with the Secretary of State of the State of Delaware to effect the Reverse Split at a ratio of 1-for-3.5 (1:3.5). The Reverse Split became effective as of 11:59 p.m. Eastern Time on September 30, 2021 (the “Effective Time”). As a result of the Reverse Split, at the Effective Time, every three and one half (3.5) shares of issued and outstanding Common Stock were automatically converted into one (1) issued and outstanding share of Common Stock, without any change in the par value per share.

The Reverse Split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity. No fractional shares were issued as a result of the Reverse Split. Stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Split will receive an additional full share of Common Stock. No stockholders will receive cash in lieu of fractional shares.

There will be no change in the number of authorized shares of Common Stock that the Company will have the authority to issue. Proportional adjustments will be made to the number of shares of Common Stock issuable upon exercise or conversion of the Company’s equity awards, convertible preferred stock and warrants, as well as the applicable exercise price.

Stockholders with shares in brokerage accounts should direct any questions concerning the reverse stock split to their broker; all other stockholders may direct questions to the Company’s transfer agent, Continental Stock Transfer & Trust, at 800-509-5586 or cstmail@continentalstock.com.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On September 30, 2021, the Company issued a press release announcing the Reverse Split. The press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information disclosed under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit 99.1 be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of U.S. Well Services, Inc., dated as of September 30, 2021.

99.1	Press Release, dated as of September 30, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. WELL SERVICES, INC.

By:	/s/ Kyle O’Neill
Name:	Kyle O’Neill
Title:	Chief Financial Officer

October 1, 2021

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